EXHIBIT 10.23.3


                              SECOND AMENDMENT TO
                         MEMORANDUM OF UNDERSTANDING
                    POOLING OF GENERATION AND TRANSMISSION

     This agreement is dated as of June    , 1999, by and between The
Connecticut Light and Power Company, Holyoke Water Power Company, Holyoke Power and Electric Company and Western Massachusetts Electric Company (collectively the "NU Initial System Companies").

     WHEREAS, the NU Initial System Companies are operating subsidiaries of Northeast Utilities, a registered holding company under the Public Utility Holding Company Act of 1935;

     WHEREAS, the NU Initial System Companies are parties to a Memorandum of Understanding concerning the Pooling of Generation of Transmission dated as of June 1, 1970 and amended as of February 2, 1982 ("NUG&T") under which the NU Initial System Companies allocate their generation and transmission revenues and expenses;

     WHEREAS, the NUG&T includes a two part allocation formula which allocates the NU Initial System Companies' production plant and backbone transmission capacity costs (and revenues) on the basis of the peak demands of the Companies and energy costs on the basis of monthly loads of the NU Initial System Companies;

     WHEREAS, legislative restructuring initiatives in Connecticut and Massachusetts permit the retail customers of the NU Initial System Companies in those states to obtain their energy on a competitive basis from third party suppliers;

WHEREAS, Western Massachusetts Electric Company and The Connecticut
Light and Power Company are divesting their generating assets, under legislative restructuring initiatives and will acquire power supplies on the competitive market in order to provide "Standard Offer" service to retail customers who do not choose a competitive supplier;

WHEREAS, in light of state and federal restructuring initiatives, the New England Power Pool ("NEPOOL") has amended and restated the NEPOOL Agreement referenced in the NUG&T and has adopted a pool-wide open access transmission tariff (the "NEPOOL Tariff") to further the creation of a competitive bulk power market in New England; and

     WHEREAS, the effect of these restructuring initiatives will render the current allocation formula in the NUG&T unworkable with respect to generation costs and revenues; and

     WHEREAS, the changes in the NEPOOL Agreement warrant certain changes in the allocation formula for transmission costs and revenues,

     NOW THEREFORE, in consideration of the mutual promises contained herein, the NU Initial Companies hereby agree to the following:

1. The Hartford Electric Light Company shall be removed as a party to the NUG&T, as it has merged with The Connecticut Light and power Company.

2.  All references to the NEPOOL Agreement shall mean the NEPOOL
Agreement as restated by an amendment dated as of July 20, 1998, as amended from time to time.

3. The title of the NUG&T, recitals and Sections 2 through 8 of the NUG&T are amended to strike all references to energy and generation capacity and read in the manner shown on the attached revised pages of the NUG&T.

4. Section 1 of the NUG&T is amended to delete the first sentence and to reflect that the amendments to the NUG&T will become effective, subject to acceptance by the Federal Energy Regulatory Commission, on the first day of the month following the date Western Massachusetts Electric Company begins to procure the source of supply for Standard Offer generation service on a competitive basis.

     5. The title of Section 3 is amended to delete the words "BULK POWER" and replace them with the words "BACKBONE TRANSMISSION".

     6. Section 3 (a) of the NUG&T is amended to replace "Adjusted Annual Peaks" with "Monthly Network Load" and to strike all references to energy and generation capacity and read in the manner shown on the attached revised pages of the NUG&T Agreement.

     7. Section 3(b)(iv) of the NUG&T is amended to delete the term "NEPEX" and replace it with "NEPOOL or ISO" and read in the manner shown on the attached revised pages of the NUG&T.

     8. Section 4 of the NUG&T is deleted in its entirety and the remaining paragraphs shall be renumbered, as appropriate.

     9. The first paragraph of Section 5 of the NUG&T ( now renumbered as Section 4) is amended to read as follows:

The Companies participate in the New England Power Pool (NEPOOL) pursuant to the NEPOOL Agreement dated September 1, 1971 as restated by an amendment dated as of July 20, 1998, as may be amended from time to time, and, as such, are subject to the NEPOOL Open Access Transmission Tariff ("NEPOOL Tariff") which became effective as of March 1, 1997, as amended. As used in this Memorandum and all schedules and supplements hereto the terms ISO and Monthly Network Load shall have the meaning specified in NEPOOL Tariff, as amended from time to time.

     10. Section 5(e) (now renumbered as Section 4(e)) is amended to strike reference to the treatment of Fuel Expense.

     11. Section 5(h) (now renumbered as section 4(h)) is amended to strike reference to investment return in the case of a generating unit and read in the manner shown in the attached revised pages of the NUG&T.

     12. Section 5(j) (now renumbered as section 4(j)) is deleted in its entirety.

     13.  Schedule A to the NUG&T, consisting of 2 pages and entitled:
"DETERMINATION OF INVESTMENT RETURN," is amended to strike all references to generation and read in the manner shown on the attached revised Schedule A.

 14. To the extent any generating assets remain in the ownership of any or all of the NU Initial System Companies upon the effective date of this Second Amendment, the costs and revenues associated with such assets will be allocated among the NU Initial System Companies on the basis of each Company's ownership share in such assets until such assets are either sold, or otherwise transferred or retired.

     15. To the extent any wholesale power contracts remain the obligation of any or all of the NU Initial System Companies upon the effective date of this Second Amendment, the production costs associated with such contracts will be allocated pursuant to the last applicable NUG&T allocation of such contracts prior to the effective date of the Second Amendment until the contracts are either sold, assigned, terminated or otherwise transferred to another party.

     16. This Second Amendment shall become effective on the first day of the next month after such date that Western Massachusetts Electric Company ("WMECO") begins procuring the source of supply for Standard Offer generation service on a competitive basis.

IN WITNESS WHEREOF, each of the Companies has caused this Agreement to be
executed by its duly authorized representative, as of this      day of June,
1999.

                         THE CONNECTICUT LIGHT AND POWER COMPANY

                         By:
                              Its

                         WESTERN MASSACHUSETTS ELECTRIC COMPANY

                         By:
                              Its

                         HOLYOKE WATER POWER COMPANY

                         By:
                              Its

                         HOLYOKE POWER AND ELECTRIC COMPANY

                         By:
                              Its